THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD OR OTHERWISE TRANSFERRED OR PLEDGED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS, OR UPON RECEIPT OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
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THIS NOTE IS SUBJECT TO THE TERMS AND PROVISIONS OF A SECURITIES PURCHASE AGREEMENT, AS AMENDED FROM TIME TO TIME, AMONG ROOMLINX, INC. AND THE SIGNATORIES THERETO AND IS ENTITLED TO THE BENEFITS THEREOF.

ROOMLINX, INC.

10% NOTE

Broomfield, CO
July 14, 2006
Up to $25,000.00

SECTION 1. General. For value received, RoomLinX, Inc., a Nevada corporation (the “Payor”), hereby promises to pay Peter Bordes or assigns (the “Payee”) on the earlier of three hundred and sixty-five days from the date hereof or (ii) the date on which Payor’s Board of Directors determines that Payor has consummated a business combination pursuant to which ultimate control of Payor has changed (the “Maturity Date”), the principal amount of One Million Dollars ($1,000,000.00). The Payor shall pay interest on the unpaid balance of the principal amount of this Note at the rate of ten percent (10%) per annum from the date of each Borrowing hereof, such interest to be payable as of the Maturity Date. Upon the occurrence of an Event of Default, the Payee may elect to impose a default interest rate of eighteen percent (18%) per annum (the "Default Interest Rate") by giving written notice of such election to the Payor, and the Default Interest Rate shall continue to be the interest rate on this Note until the Event of Default has been remedied or properly waived by the Payee and no other Event of Default is continuing unremedied or unwaived and provided that the Note has not been accelerated.

The Interest Rate and the Default Interest Rate (as applicable)] shall be computed on the basis of a 365-day year and the actual number of days elapsed and shall be computed on the cumulative Borrowings as of the date of each Borrowings.

The principal of, and interest on, this Note shall be payable by wire transfer of immediately available funds to the account of the Payee or by certified or official bank check payable to the Payee, mailed to the Payee at the address of the Payee as set forth on the records of the Payor or such other address as shall be designated in writing by the Payee to the Payor. This Note is being issued pursuant to the Securities Purchase Agreement dated as of July 14, 2006 (the “Purchase Agreement”), between the Payor and the Payee, as amended from time to time. Capitalized terms used and not otherwise defined herein have the meanings ascribed thereto in the Purchase Agreement.

SECTION 2.  Borrowings.   Borrowings shall be defined as monies incrementally loaned up to a cumulative maximum of $25,000.00 by Payee to Payor for payment of invoices for the 3rd Quarter 2005 Review and the 2005 Annual Audit, both performed by Stark Winter Schenkein & Co., LLP. Invoices for these services will be delivered by Payor to Payee as received and will result in the funding of a Borrowing within Five (5) business days. Cumulatively, the Borrowings will be known as the Note. Such Borrowings will be evidenced by the completion of the ADDENDUM TO ROOMLINX 10 % NOTE DATED JULY 14, 2006, REQUEST FOR BORROWING as per Exhibit A and the issuance of monies in accordance with this Note.

SECTION 3.  Prepayment. This Note may be prepaid in whole or in part prior to the Maturity Date.

SECTION 4.  Defaults. In case of the happening of any Event of Default described in the Purchase Agreement, then the indebtedness evidenced by this Note shall become due and payable to the extent provided in the Purchase Agreement.

SECTION 5.  Defenses. The Obligations of the Payor under this Note shall not be subject to reduction, limitation, impairment, termination, defense, set-off, counterclaim or recoupment for any reason.

SECTION 6.  Extension of Maturity. Should the principal of or interest on this Note become due and payable on other than a business day, the Maturity Date thereof shall be extended to the next succeeding business day, and, in the case of principal, interest shall be payable thereon at the rate per annum herein specified during such extension. A “business day” shall mean any day that is not a Saturday, Sunday, or legal holiday in the State of Colorado.

SECTION 7.  Waivers. The Payor hereby waives presentment, demand for payment, notice of dishonor, notice of protest and all other notices or demands in connection with the delivery, acceptance, performance or default of this Note. No delay by the Payee in exercising any power or right hereunder shall operate as a waiver of any power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise thereof, or the exercise of any other power or right hereunder or otherwise; and no waiver whatsoever or modification of the terms hereof shall be valid unless set forth in writing by the Payee and then only to the extent set forth therein.

SECTION 8.  Amendments. No provision of this Note may be amended or waived except with the consent of the Payor and the Payee.

SECTION 9.  Governing Law. This Note is made and delivered in, and shall be governed by and construed in accordance with the laws of, the State of Colorado (without giving effect to principles of conflicts of laws of the State of Colorado or any other state).

SECTION 10.  Notices. The notice provisions of the Purchase Agreement are expressly incorporated into this Note.

IN WITNESS WHEREOF, the Payor has caused this Note to be duly executed by its duly authorized officer as of the date first written above.

ROOMLINX, INC.

By:	/s/ Michael S. Wasik
Name:	Michael S. Wasik
Title:	Chief Executive Officer

EXHIBIT A

ADDENDUM TO ROOMLINX 10 % NOTE DATED JULY __, 2006

REQUEST FOR BORROWING

Per the terms of Section 2 of the above referenced Note, ROOMLINX requests the issuance of funds for payment of invoices for the 3rd Quarter 2005 Review and the 2005 Annual Audit, both performed by Stark Winter Schenkein & Co., LLP. Said invoice(s) are listed below and attached to this Request For Borrowing.

Current Request For Borrowing:

Invoice #	Invoice Date	Amount
WWWW	MM/DD/YY	$ X,XXX .XX
WWWW	MM/DD/YY	$ X,XXX .XX

	Total This Borrowing	$ Y,YYY.YY

Previous Borrowings:

Borrowing #	Invoice Date	Amount
1	MM/DD/YY	$ Y,YYY.YY
2	MM/DD/YY	$ Y,YYY.YY

	Cumulative Borrowings	$ Z,ZZZ.ZZ

IN WITNESS WHEREOF, the Payor has duly executed the Request For Borrowing and the Payee acknowledges said request. This Borrowing will be effective upon the receipt of monies in compliance with the Note.

ROOMLINX, INC.(PAYOR)

By:
Name:	Michael Wasik
Title:	Chief Executive Officer

By:
Name:	Peter Bordes
(PAYEE)